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Exhibit 3.3

CERTIFICATE OF FORMATION

OF

EXCO PARTNERS GP LP, LLC

        This Certificate of Formation, dated September 5, 2006, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company") under the Act.

        1.     Name. The name of the Company is:

    EXCO PARTNERS GP LP, LLC

        2.     Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

    Corporation Trust Center
    1209 Orange Street
    Wilmington, Delaware 19801.

        The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

    The Corporation Trust Company
    Corporation Trust Center
    1209 Orange Street
    Wilmington, Delaware 19801.

        EXECUTED as of the date written first above.

By:	/s/ WILLIAM L. BOEING William L. Boeing Authorized Person

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CERTIFICATE OF FORMATION OF EXCO PARTNERS GP LP, LLC